Exhibit 10.1

FIRST AMENDMENT AND CONSENT AGREEMENT

THIS FIRST AMENDMENT AND CONSENT AGREEMENT dated as of May 6, 2011 (the “Agreement”) is entered into among ExamWorks Group, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders party hereto and Bank of America, N.A., as Administrative Agent.  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent entered into that certain Credit Agreement dated as of October 11, 2010 (as amended or modified from time to time, the “Credit Agreement”);

WHEREAS, ExamWorks UK Limited (“ExamWorks UK”) wishes to acquire all of the outstanding Equity Interests of Premex Group Limited for cash consideration of approximately £57,000,000 and stock consideration of approximately £10,500,000, subject to post-closing working capital adjustments (collectively, the “Premex Acquisition”);

WHEREAS, the aggregate consideration paid by ExamWorks UK for the Premex Acquisition will exceed the amount of consideration for an Acquisition permitted by clause (ix) of the definition of “Permitted Acquisitions” in Section 1.01 of the Credit Agreement;

WHEREAS, pursuant to Section 2.02(f) of the Credit Agreement, that certain Consent Agreement, dated as of December 22, 2010 (the “December Consent Agreement”) and that certain Consent Agreement, dated as of February 9, 2011 (the “February Consent Agreement”; together with the December Consent Agreement, collectively, the “Consent Agreements”), the Borrower has increased the Aggregate Revolving Commitments subsequent to the Funding Date by a total of $65,000,000;

WHEREAS, pursuant to Section 2.02(f) of the Credit Agreement and the Consent Agreements, the Borrower is presently permitted to increase the Aggregate Revolving Commitments by an additional $35,000,000;

WHEREAS, the Borrower has requested that the Lenders (a) permit the Premex Acquisition notwithstanding the limit on consideration set forth above, (b) permit the Borrower to increase the Aggregate Revolving Commitments by $55,000,000 rather than by $35,000,000 and (c) amend the Credit Agreement as set forth below; and

WHEREAS, the Lenders are willing to (a) consent to the Premex Acquisition, (b) permit the Borrower to increase the Aggregate Revolving Commitments by $55,000,000 rather than by $35,000,000 and (c) amend the Credit Agreement subject to the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Consents.

(a)        Subject to the other terms and conditions of this Agreement, notwithstanding that the Premex Acquisition exceeds the limit on consideration permitted by clause (ix) of the definition of “Permitted Acquisitions” in Section 1.01 of the Credit Agreement, the Lenders hereby consent to the Premex Acquisition and agree that the Premex Acquisition shall constitute a “Permitted Acquisition” for purposes of Section 8.02(g) of the Credit Agreement; provided that the Premex Acquisition satisfies all other requirements set forth in the definition of “Permitted Acquisitions.”

(b)            Subject to the other terms and conditions of this Agreement, the Lenders hereby agree that the existing limit on the Borrower’s ability to increase the Aggregate Revolving Commitments pursuant to Section 2.02(f) of the Credit Agreement is hereby increased from $35,000,000 to $55,000,000 (the “Increase Limit”).  For the avoidance of doubt, it being understood that, after adding additional and/or new Revolving Commitments up to the Increase Limit, the Borrower will not have any additional capacity to increase the Aggregate Revolving Commitments pursuant to Section 2.02(f) of the Credit Agreement.

(c)            The above consents shall not modify or affect the Loan Parties’ obligations to comply fully with the terms of Section 8.02 of the Credit Agreement or any other duty, term, condition or covenant contained in the Credit Agreement or any other Loan Document in the future, except as expressly set forth herein. The above consents are limited solely to the matter described above, and nothing contained in this Agreement shall be deemed to constitute a waiver of any other rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Loan Documents or under applicable law.

2.              Amendments.  The Credit Agreement is hereby amended as follows:

(a)           The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“ExamWorks Europe” means ExamWorks Europe, Inc., a Delaware corporation.

“ExamWorks Europe Loan” has the meaning specified in Section 8.02(i).

“First Amendment Effective Date” means May 6, 2011.

“Premex Acquisition” means the acquisition by ExamWorks UK Limited of Premex Group Limited for cash consideration of approximately £57,000,000 and stock consideration of approximately £10,500,000, subject to post-closing working capital adjustments.

“Repatriated Funds” has the meaning specified in Section 8.02(h).

(b)           The pricing grid in the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

Pricing Tier	Consolidated Leverage Ratio	Commitment Fee	Letter of Credit Fee	Eurocurrency Rate Loans	Base Rate Loans
1	>3.0:1.0	0.50%	4.00%	4.00%	3.00%
2	>2.50 to 1.0 but < 3.0:1.0	0.50%	3.75%	3.75%	2.75%
3	< 2.50 to 1.0 but > 1.75 to 1.0	0.625%	3.50%	3.50%	2.50%
4	< 1.75 to 1.0 but > 1.0 to 1.0	0.625%	3.25%	3.25%	2.25%
5	< 1.0 to 1.0	0.75%	3.00%	3.00%	2.00%

(c)           The following sentence is hereby added at the end of the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement to read as follows:

The Applicable Rate in effect from the First Amendment Effective Date to the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(a) for the fiscal quarter ending June 30, 2011 shall be determined based upon Pricing Tier 1.

(d)           The following sentence is hereby added at the end of the definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement to read as follows:

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Notwithstanding the foregoing, for purposes of calculating Consolidated EBITDA for any period, the amount of Consolidated EBITDA attributable to the U.K. Subsidiaries for such period shall not exceed twenty-five percent (25%) of total Consolidated EBITDA for such period.

(e)      The definition of “Consolidated Leverage Ratio” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated Funded Indebtedness as of such date minus (ii) unrestricted cash of the Loan Parties in excess of $2,500,000 on the consolidated balance sheet of the Borrower and its Domestic Subsidiaries as of such date in an amount not exceeding $12,500,000 to (b) Consolidated EBITDA for the period of the four (4) fiscal quarters most recently ended.

(f)           The definition of “Consolidated Senior Leverage Ratio” in Section 1.01 of the Credit Agreement is hereby amended to read as follows

“Consolidated Senior Leverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated Funded Indebtedness as of such date minus (ii) unrestricted cash of the Loan Parties in excess of $2,500,000 on the consolidated balance sheet of the Borrower and its Domestic Subsidiaries as of such date in an amount not exceeding $12,500,000 minus (iii) the Seller Subordinated Indebtedness as of such date minus (iv) the Other Subordinated Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four (4) fiscal quarters most recently ended.

(g)          The definition of “Disposition” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by any Loan Party or any Subsidiary (including the Equity Interests of any Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (a) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of business; (b)  the sale, lease, license, transfer or other disposition in the ordinary course of business of surplus, obsolete or worn out property no longer used or useful in the conduct of business of any Loan Party or any Subsidiary; (c) any sale, lease, license, transfer or other disposition of property to any Loan Party or any Subsidiary; provided, that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 8.02; (d) any Involuntary Disposition and (e) the sale of accounts receivable with respect to Canadian account debtors only; provided that the aggregate book value of all such accounts receivable sold during any fiscal year shall not exceed $2,000,000 in the aggregate.

(h)           Clause (h) of Section 8.02 of the Credit Agreement is hereby amended to read as follows:
(h)           Investments by the Loan Parties in Foreign Subsidiaries in an aggregate amount not to exceed the aggregate amount of cash previously transferred or otherwise repatriated from such Foreign Subsidiaries back to the Loan Parties (the “Repatriated Funds”); provided that, for purposes of calculating the amount of Investments permitted by this Section 8.02(h), any repayment of the ExamWorks Europe Loan shall only constitute Repatriated Funds to the extent such repayments are made after the principal amount of such ExamWorks Europe Loan is reduced below $60,000,000; and

(i)           A new clause (i) is hereby added to Section 8.02 of the Credit Agreement to read as follows:

(i)           Investment in the form of a loan by ExamWorks Europe to ExamWorks UK Limited (the “ExamWorks Europe Loan”) in an aggregate amount not to exceed $100,000,000; provided that (x) the proceeds of such Investment are promptly used by ExamWorks UK Limited to finance the Premex Acquisition, (y) ExamWorks Europe shall have delivered to the Administrative Agent the original promissory note evidencing such ExamWorks Europe Loan, together with a duly executed in blank and undated note power or allonge and (z) if the ExamWorks Europe Loan exceeds $60,000,000, the aggregate principal amount of Indebtedness permitted by Section 8.03(f) shall not exceed £15 million;

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(j)           Clause (f) of Section 8.03 of the Credit Agreement is hereby amended to read as follows:

(f)           Indebtedness of UK Independent and other UK Subsidiaries in an aggregate principal amount not to exceed £35 million pursuant to those certain receivables facilities agented by Barclays Bank Plc. (and Guarantees of such Indebtedness by certain other UK Subsidiaries); provided however that the aggregate principal amount of Indebtedness incurred pursuant to this Section 8.03(f) shall not exceed £15 million if the ExamWorks Europe Loan advanced in accordance with Section 8.02(i) exceeds $60,000,000;

(k)           Clause (b) of Section 8.11 of the Credit Agreement is hereby amended to read as follows:

(b)           Consolidated Senior Leverage Ratio.  Permit the Consolidated Senior Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than (i) for the fiscal quarters ending June 30, 2011 and September 30, 2011, 3.5:1.0, (ii) for the fiscal quarter ending December 31, 2011, 3.25:1.0 and (ii) for any fiscal quarter ending thereafter, 3.0:1.0.

3.           Conditions Precedent.  This Agreement shall be effective upon:

(a)           the receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrower, the Guarantors, the Supermajority Lenders and Bank of America, N.A., as Administrative Agent; and

(b)          the receipt by (i) each Lender consenting to this Agreement on or before 12:00 p.m. Eastern time on May 6, 2011 of an amendment fee equal to 0.20% of such Lender’s Revolving Commitment and (ii) the Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated of all fees and expenses due and payable to them in connection with this Agreement.

4.           Miscellaneous.

(a)    The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.  The Loan Parties hereby confirm and agree that all Liens now or hereafter held by the Administrative Agent for the benefit of the holders of the Obligations as security for payment thereof remain in full force and effect and are unimpaired by this Agreement.

(b)    Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Agreement, (b) affirms all of its obligations under the Loan Documents as modified hereby and (c) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents except as expressly set forth herein.

(c)    The Loan Parties hereby represent and warrant as follows:

(i)           Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii)         This Agreement has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

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(iii)           No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Agreement.

       (d)    The Loan Parties represent and warrant to the Lenders that (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date or have been previously updated or amended and (ii) no event has occurred and is continuing, or would result from the execution and delivery of this Agreement, which constitutes a Default or an Event of Default.

                                (e)    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(f)           THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:                                        EXAMWORKS GROUP, INC.,
a Delaware corporation

By: /s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Title: Senior Vice President and Chief Financial Officer

GUARANTORS:                                  EXAMWORKS, INC., a Delaware corporation

By: /s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Title: Senior Vice President and Chief Financial Officer

EXAMWORKS CANADA, INC., a Delaware corporation
EXAMWORKS EUROPE, INC., a Delaware corporation
FLORIDA MEDICAL SPECIALISTS, INC.,
a New Jersey corporation
MARQUIS MEDICAL ADMINISTRATORS, INC.,
a New York corporation
THE RICWEL CORPORATION,
an Ohio corporation
SOUTHWEST MEDICAL EXAMINATION SERVICES, INC.,
a Texas corporation
PACIFIC BILLING SERVICES, INC.,
a Texas corporation
DIAGNOSTIC IMAGING INSTITUTE, INC.,
a Texas corporation
EXIGERE CORPORATION, a Washington corporation
NETWORK MEDICAL REVIEW COMPANY,
LTD., an Illinois corporation
NETWORK MEDICAL MANAGEMENT COMPANY,
LTD., an Illinois corporation
INSURANCE APPEALS, LTD.,
an Illinois corporation
ELITE PHYSICIANS, LTD.,
an Illinois corporation
WORKERSFIRST, INC.,
an Illinois corporation

MES GROUP, INC.,
a Michigan corporation
MEDICAL EVALUATION SPECIALISTS, INC.,
a Michigan corporation
MEDICAL EVALUATION SPECIALISTS,
a California corporation
MEDICAL EVALUATION SPECIALISTS-MASSACHUSETTS, INC.,
a Massachusetts corporation
MEDICAL EVALUATION SPECIALISTS, INC.,
a Pennsylvania corporation
LONE STAR CONSULTING SERVICES, INC.,
a Texas corporation
MES MANAGEMENT SERVICES, INC.,
a New York corporation

By: /s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Title: Senior Vice President and Chief Financial Officer

RICWEL OF WEST VIRGINIA, LLC,
a West Virginia limited liability company
CFO MEDICAL SERVICES, LLC,
a New Jersey limited liability company

By: ExamWorks, Inc., its sole member and manager

By: /s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Title: Senior Vice President and Chief Financial Officer

IME SOFTWARE SOLUTIONS, LLC,
a Michigan limited liability company
EXAMWORKS REVIEW SERVICES, LLC,
a Delaware limited liability company
EXAMWORKS EVALUATIONS OF NEW YORK,
LLC, a New York limited liability company

By: ExamWorks, Inc., its sole member

By: /s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Title: Senior Vice President and Chief Financial Officer

DDA MANAGEMENT SERVICES, LLC,
a New York limited liability company

By: Lone Star Consulting Services, Inc., its sole member

By: /s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Title: Senior Vice President and Chief Financial Officer

ADMINISTRATIVE
AGENT:                                                 BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Anne M. Zeschke
Name: Anne M. Zeschke
Title:  Vice President

LENDERS:                                             BANK OF AMERICA, N.A.,
as a Lender, Swing Line Lender and L/C Issuer

By: /s/ John G. Taylor
Name: John G. Taylor
Title:  Senior Vice President

GENERAL ELECTRIC CAPITAL CORPORATION,
as a Lender

By: /s/ W. Grant Johnston
Name: W. Grant Johnston
Title:   Duly Authorized Signatory

FIFTH THIRD BANK,
as a Lender

By: /s/ Philip Renwick
Name: Philip Renwick
Title:   Vice President

SUNTRUST BANK,
as a Lender

By: /s/ D. Scott Catheart
Name: D. Scott Catheart
Title:   First Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By: /s/ An Bruger
Name: An Bruger
Title:   Vice President

By: /s/ Kevin Buddhdew
Name: Kevin Buddhdew
Title:   Associate

BARCLAYS BANK PLC,
as a Lender

By: /s/ Diane Rolfe
Name: Diane Rolfe
Title:   Director

COMMUNITY & SOUTHERN BANK,
as a Lender

By: /s/ Thomas A. Bethel
Name: Thomas A. Bethel
Title:   Senior Relationship Manager

GOLDMAN SACHS BANK USA,
as a Lender

By: /s/ Lauren Day
Name: Lauren Day
Title:   Authorized Signatory